Exhibit 99.1

For investors +1 858-836-5000 investorrelations@resmed.com	For media +1 858-836-6798 news@resmed.com

ResMed Inc. Announces Results for the Third Quarter of Fiscal Year 2023

– Year-over-year revenue grows 29%, operating profit up 28%, non-GAAP operating profit up 27%

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, April 27, 2023 – ResMed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended March 31, 2023.

Third Quarter 2023 Highlights

All comparisons are to the prior year period

•	Revenue increased by 29% to $1,116.9 million; up 31% on a constant currency basis

•	Gross margin contracted 150 bps to 55.3%; non-GAAP gross margin contracted 200 bps to 56.1%

•	Income from operations increased 28%; non-GAAP operating profit up 27%

•	Operating cash flow of $282.6 million

•	Diluted earnings per share of $1.58; non-GAAP diluted earnings per share of $1.68

“During the third quarter, we significantly ramped up production and delivery of our cloud-connected flow generator devices to meet ongoing high demand from customers, resulting in strong device sales growth across our global markets,” said Mick Farrell, ResMed’s CEO. “We now have full global availability of our connected AirSense 10 platform, while we continue to ramp production and availability across more geographies of our AirSense 11 platform. The bottom line is this: We can now support global customer demand for CPAP and APAP devices to serve the entire sleep device market. This is great news for physicians, providers, and especially for patients. We also saw very strong growth in our mask and patient interfaces businesses globally, demonstrating a sustainable focus on patient adherence and resupply. Our outside-hospital software-as-a-service business achieved high-single-digit growth organically and reached well into double-digit growth with a full quarter of contribution from our MEDIFOX DAN acquisition that we closed last November. We remain laser-focused on delivering lifesaving therapy solutions and accelerating the adoption of digital health in sleep apnea, COPD, insomnia, and out-of-hospital care. During the last 12 months, we improved over 156 million lives, and we are well on our way to our goal of helping 250 million people sleep better, breathe better, and live higher-quality lives with outside-hospital care in 2025.”

RMD Third Quarter 2023 Earnings Press Release – April 27, 2023	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	March 31, 2023	March 31, 2022	% Change	Constant Currency (A)
Revenue	$1,116.9	$864.5	29%	31%
Gross margin	55.3%	56.8%	(3)
Non-GAAP gross margin (B)	56.1%	58.1%	(4)
Selling, general, and administrative expenses	228.5	182.4	25	28
Research and development expenses	76.4	66.8	14	16
Income from operations	300.7	234.3	28
Non-GAAP income from operations (B)	321.2	253.0	27
Net income	232.5	179.0	30
Non-GAAP net income (B)	247.8	193.3	28
Diluted earnings per share	$1.58	$1.22	30
Non-GAAP diluted earnings per share (B)	$1.68	$1.32	27

	Nine Months Ended
	March 31, 2023	March 31, 2022	% Change	Constant Currency (A)
Revenue	$3,100.9	$2,663.4	16%	20%
Gross margin	56.1%	56.4%	(1)
Non-GAAP gross margin (B)	56.8%	57.6%	(1)
Selling, general, and administrative expenses	633.3	544.5	16	21
Research and development expenses	209.5	189.3	11	13
Income from operations	856.6	744.9	15
Non-GAAP income from operations (B)	917.5	801.3	15
Net income	667.9	584.4	14
Non-GAAP net income (B)	714.3	631.5	13
Diluted earnings per share	$4.53	$3.97	14
Non-GAAP diluted earnings per share (B)	$4.85	$4.30	13

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Third Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 31 percent on a constant currency basis, driven by increased demand for our sleep and respiratory care devices as well as reduced competitive supply.

•	Revenue in the U.S., Canada, and Latin America, excluding Software-as-a-Service, grew by 32 percent, primarily due to the factors discussed above.

•	Revenue in Europe, Asia, and other markets, excluding Software-as-a-Service, grew by 28 percent on a constant currency basis.

•	Software-as-a-Service revenue increased by 35 percent, reflecting incremental revenue from our acquisition of MEDIFOX DAN and continued organic growth in our SaaS portfolio.

RMD Third Quarter 2023 Earnings Press Release – April 27, 2023	Page 3 of 10

•

Gross margin decreased by 150 basis points and non-GAAP gross margin decreased by 200 basis points, mainly due to unfavorable product mix and higher component costs, partially offset by an increase in average selling prices.

•

Selling, general, and administrative expenses increased by 28 percent on a constant currency basis. SG&A expenses improved to 20.5 percent of revenue in the quarter, compared with 21.1 percent in the same period of the prior year. These changes in SG&A expenses were mainly due to increases in employee- related expenses and increases in travel expenses.

•	Income from operations increased by 28 percent and non-GAAP income from operations increased by 27 percent.

•

Net income for the quarter was $232.5 million and diluted earnings per share was $1.58. Non-GAAP net income increased by 28% to $247.8 million, and non-GAAP diluted earnings per share increased by 27% to $1.68, predominantly attributable to strong sales, partially offset by gross margin contraction.

•

Operating cash flow for the quarter was $282.6 million, compared to net income in the current quarter of $232.5 million and non-GAAP net income of $247.8 million. During the quarter we paid $64.6 million in dividends.

Other Business and Operational Highlights

•

Announced the retirement of David Pendarvis, Chief Administrative Officer & Global General Counsel, effective June 30, 2023. An internal search for ResMed’s new Global General Counsel is underway and expected to be completed before Pendarvis retires. In parallel, announced the promotion of Amy Wakeham to Chief Communications & Investor Relations Officer, effective April 1, 2023. Wakeham joined ResMed in June 2018 and previously led IR at several other public companies.

•

Published 2023 Global Sleep Survey as part of National Sleep Awareness Week (March 12-18) and World Sleep Day (March 17). The survey, conducted in January, asked over 20,000 respondents in 12 countries what’s keeping them up at night; survey results aim to build awareness of the critical role good sleep plays in physical and mental health. Of note, 81% of respondents experience one or more symptoms indicating poor sleep quality, despite 64% saying they’re satisfied with the quantity of their sleep.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.44 per share. The dividend will have a record date of May 11, 2023, payable on June 15, 2023. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be May 10, 2023, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from May 10, 2023, through May 11, 2023, inclusive.

Webcast details

ResMed will discuss its third-quarter fiscal year 2023 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q3 2023 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13737758. The telephone replay will be available until May 11, 2023.

RMD Third Quarter 2023 Earnings Press Release – April 27, 2023	Page 4 of 10

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud- connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Third Quarter 2023 Earnings Press Release – April 27, 2023	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Net revenue	$1,116,898	$864,500	$3,100,936	$2,663,390
Cost of sales	490,824	362,321	1,340,660	1,128,314
Amortization of acquired intangibles (1)	8,322	10,982	22,001	33,271

Total cost of sales	$499,146	$373,303	$1,362,661	$1,161,585

Gross profit	$617,752	$491,197	$1,738,275	$1,501,805
Selling, general, and administrative	228,457	182,401	633,317	544,483
Research and development	76,436	66,801	209,498	189,258
Amortization of acquired intangibles (1)	12,188	7,730	29,701	23,175
Acquisition related expenses	—	—	9,157	—

Total operating expenses	$317,081	$256,932	$881,673	$756,916

Income from operations	$300,671	$234,265	$856,602	$744,889
Other income (expenses), net:
Interest income (expense), net	$(14,964)	$(5,462)	$(32,436)	$(16,770)
Loss attributable to equity method investments	(183)	(2,627)	(5,037)	(5,927)
Gain (loss) on equity investments	6,418	(1,735)	11,506	(527)
Other, net	(2,564)	1,878	(5,773)	729

Total other income (expenses), net	(11,293)	(7,946)	(31,740)	(22,495)

Income before income taxes	$289,378	$226,319	$824,862	$722,394
Income taxes	56,878	47,307	156,970	138,018

Net income	$232,500	$179,012	$667,892	$584,376

Basic earnings per share	$1.58	$1.22	$4.55	$4.00
Diluted earnings per share	$1.58	$1.22	$4.53	$3.97
Non-GAAP diluted earnings per share (1)	$1.68	$1.32	$4.85	$4.30
Basic shares outstanding	146,914	146,240	146,681	145,969
Diluted shares outstanding	147,395	146,962	147,400	147,034

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Third Quarter 2023 Earnings Press Release – April 27, 2023	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	March 31, 2023	June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$227,894	$273,710
Accounts receivable, net	686,264	575,950
Inventories	1,011,269	743,910
Prepayments and other current assets	412,388	337,908

Total current assets	$2,337,815	$1,931,478
Non-current assets:
Property, plant, and equipment, net	$528,778	$498,181
Operating lease right-of-use assets	127,508	132,314
Goodwill and other intangibles, net	3,353,302	2,282,386
Deferred income taxes and other non-current assets	366,476	251,494

Total non-current assets	$4,376,064	$3,164,375

Total assets	$6,713,879	$5,095,853

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$161,896	$159,245
Accrued expenses	347,354	344,722
Operating lease liabilities, current	23,129	21,856
Deferred revenue	141,043	108,667
Income taxes payable	78,368	44,893
Short-term debt	9,901	9,916

Total current liabilities	$761,691	$689,299
Non-current liabilities:
Deferred revenue	$108,875	$95,455
Deferred income taxes	113,015	9,714
Operating lease liabilities, non-current	115,090	120,453
Other long-term liabilities	69,553	5,974
Long-term debt	1,575,963	765,325
Long-term income taxes payable	37,183	48,882

Total non-current liabilities	$2,019,679	$1,045,803

Total liabilities	$2,781,370	$1,735,102

Stockholders’ equity
Common stock	$588	$586
Additional paid-in capital	1,728,997	1,682,432
Retained earnings	4,088,057	3,613,736
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(261,877)	(312,747)

Total stockholders’ equity	$3,932,509	$3,360,751

Total liabilities and stockholders’ equity	$6,713,879	$5,095,853

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RMD Third Quarter 2023 Earnings Press Release – April 27, 2023	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended		Nine Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Cash flows from operating activities:
Net income	$232,500	$179,012	$667,892	$584,376
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	44,356	42,306	118,396	122,198
Amortization of right-of-use assets	8,434	9,302	23,967	26,636
Stock-based compensation costs	17,832	15,860	51,215	49,265
Loss attributable to equity method investments	183	2,627	5,037	5,927
(Gain) loss on equity investment	(6,418)	1,735	(11,506)	527
Changes in operating assets and liabilities:
Accounts receivable, net	(12,629)	15,689	(88,452)	98,158
Inventories, net	(21,974)	(70,227)	(255,091)	(209,476)
Prepaid expenses, net deferred income taxes and
other current assets	(19,961)	(106,588)	(86,607)	(127,977)
Accounts payable, accrued expenses, income taxes payable and other	40,240	27,722	31,012	(277,973)

Net cash provided by operating activities	$282,563	$117,438	$455,863	$271,661
Cash flows from investing activities:
Purchases of property, plant, and equipment	(28,817)	(48,445)	(85,223)	(106,192)
Patent registration and acquisition costs	(2,406)	(3,712)	(10,043)	(17,449)
Business acquisitions, net of cash acquired	—	—	(1,011,225)	(35,915)
Purchases of investments	(12,597)	(4,250)	(29,729)	(16,614)
Proceeds from exits of investments	3,937	6,802	3,937	6,802
(Payments) / proceeds on maturity of foreign currency
contracts	11,780	110	18,961	(5,309)

Net cash used in investing activities	$(28,103)	$(49,495)	$(1,113,322)	$(174,677)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	983	2,814	25,649	26,269
Taxes paid related to net share settlement of equity awards	(584)	(2,253)	(30,297)	(52,278)
Payments of business combination contingent consideration	(316)	—	(316)	—
Proceeds from borrowings, net of borrowing costs	—	—	1,070,000	160,000
Repayment of borrowings	(215,000)	—	(260,000)	(136,000)
Dividends paid	(64,640)	(61,418)	(193,571)	(183,853)

Net cash (used in) / provided by financing activities	$(279,557)	$(60,857)	$611,465	$(185,862)

Effect of exchange rate changes on cash	$(208)	$207	$178	$(4,631)

Net increase / (decrease) in cash and cash equivalents	(25,305)	7,293	(45,816)	(93,509)
Cash and cash equivalents at beginning of period	253,199	194,476	273,710	295,278

Cash and cash equivalents at end of period	$227,894	$201,769	$227,894	$201,769

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RMD Third Quarter 2023 Earnings Press Release – April 27, 2023	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles related to cost of sales and are reconciled below:

	Three Months Ended		Nine Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Revenue	$1,116,898	$864,500	$3,100,936	$2,663,390
GAAP cost of sales	$499,146	$373,303	$1,362,661	$1,161,585
Less: Amortization of acquired intangibles (A)	(8,322)	(10,982)	(22,001)	(33,271)

Non-GAAP cost of sales	$490,824	$362,321	$1,340,660	$1,128,314
GAAP gross profit	$617,752	$491,197	$1,738,275	$1,501,805
GAAP gross margin	55.3%	56.8%	56.1%	56.4%
Non-GAAP gross profit	$626,074	$502,179	$1,760,276	$1,535,076
Non-GAAP gross margin	56.1%	58.1%	56.8%	57.6%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Nine Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
GAAP income from operations	$300,671	$234,265	$856,602	$744,889
Amortization of acquired intangibles—cost of sales (A)	8,322	10,982	22,001	33,271
Amortization of acquired intangibles—operating expenses (A)	12,188	7,730	29,701	23,175
Acquisition-related expenses (A)	—	—	9,157	—

Non-GAAP income from operations	$321,181	$252,977	$917,461	$801,335

RMD Third Quarter 2023 Earnings Press Release – April 27, 2023	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Nine Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
GAAP net income	$232,500	$179,012	$667,892	$584,376
Amortization of acquired intangibles—cost of sales, net of tax (A)	6,207	8,374	16,531	25,373
Amortization of acquired intangibles—operating expenses, net of tax (A)	9,090	5,894	22,317	17,673
Acquisition related expenses, net of tax (A)	—	—	7,527	—
Reserve for disputed tax position (A)	—	—	—	4,111

Non-GAAP net income (A)	$247,797	$193,280	$714,267	$631,533

GAAP diluted shares outstanding	147,395	146,962	147,400	147,034
GAAP diluted earnings per share	$1.58	$1.22	$4.53	$3.97
Non-GAAP diluted earnings per share (A)	$1.68	$1.32	$4.85	$4.30

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, acquisition related expenses and the reserve for disputed tax positions from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Third Quarter 2023 Earnings Press Release – April 27, 2023	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	March 31, 2023 (A)	March 31, 2022 (A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$372.1	$250.8	48%
Masks and other	257.1	224.7	14

Total U.S., Canada and Latin America	$629.1	$475.4	32
Combined Europe, Asia, and other markets
Devices	$235.8	$182.3	29%	36%
Masks and other	115.2	105.6	9	15

Total Combined Europe, Asia and other markets	$351.0	$287.9	22	28
Global revenue
Total Devices	$607.9	$433.1	40%	43%
Total Masks and other	372.2	330.3	13	15

Total Sleep and Respiratory Care	$980.1	$763.4	28	31
Software-as-a-Service	136.8	101.1	35

Total	$1,116.9	$864.5	29	31

	Nine Months Ended
	March 31, 2023 (A)	March 31, 2022 (A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$1,057.1	$771.5	37%
Masks and other	765.4	681.8	12

Total U.S., Canada and Latin America	$1,822.5	$1,453.3	25
Combined Europe, Asia, and other markets
Devices	$611.1	$608.3	Nil %	9%
Masks and other	307.9	304.2	1	12

Total Combined Europe, Asia and other markets	$919.0	$912.4	1	10
Global revenue
Total Devices	$1,668.3	$1,379.7	21%	25%
Total Masks and other	1,073.3	986.0	9	12

Total Sleep and Respiratory Care	$2,741.5	$2,365.7	16	20
Software-as-a-Service	359.4	297.7	21

Total	$3,100.9	$2,663.4	16	20

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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